UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________
FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 8, 2018

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:  (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1943 (§240.12b-2 of this chapter)

Emerging Growth Company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 8.01.	Other Events.
On March 8, 2018, J. C. Penney Company, Inc. (the “Company”) issued a press release announcing that it and its wholly owned subsidiary, J. C. Penney Corporation, Inc. (“JCP” and, together with the Company, “J. C. Penney”), commenced cash tender offers to purchase up to $95 million aggregate principal amount of the 8.125% Senior Notes due 2019 and up to $225 million aggregate principal amount of the 5.65% Senior Notes due 2020, in each case, issued by JCP and for which the Company is a co-obligor. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
On March 8, 2018, the Company announced that JCP has commenced a private offering of $350 million aggregate principal amount of senior secured second priority notes, for which the Company would be a co-obligor, subject to market and other conditions. The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
12	Statement of Computation of Ratio of Earnings to Fixed Charges
99.1	J. C. Penney Company, Inc. Press Release dated March 8, 2018
99.2	J. C. Penney Company, Inc. Press Release dated March 8, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
J. C. PENNEY COMPANY, INC.
By: /s/ Jeffrey Davis
Jeffrey Davis
Executive Vice President and
Chief Financial Officer
Date: March 8, 2018